UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

Astec Industries, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	0-14714	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road

Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2006, Astec Industries, Inc. announced that, effective January 1, 2007, J. Neal Ferry, the Company's Executive Vice President and Group Vice President, Aggregate and Mining, would assume the additional role of Chief Operating Officer.

Mr. Ferry, 54, joined Astec in January 2005. Prior to joining Astec, he was with Peter Kiewit Sons, Inc. since 1971. Mr. Ferry was Corporate Equipment Manager with Kiewit from May 1996 until December 2004. During his career with Kiewit he held numerous positions in field operations, and corporate positions in purchasing, equipment sales, and equipment maintenance management.

On December 18, 2006, Astec issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

          The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press release dated December 18, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: December 19, 2006	By: /s/ J. Don Brock J. Don Brock Chairman of the Board and President (Principal Executive Officer)

EXHIBIT INDEX

99.1	Press release dated December 18, 2006.

Exhibit 99.1

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